Exhibit 99.1

Concho Resources Inc. Reports Third-Quarter 2020 Results
Midland, Texas, October 27, 2020 - Concho Resources Inc. (NYSE: CXO) today announced third-quarter 2020 results, reporting a net loss of $61 million, or $0.31 per share. Adjusted net income (non-GAAP), which excludes certain non-cash and special items, for third-quarter 2020 was $282 million, or $1.43 per share.
Tim Leach, Chairman and Chief Executive Officer, commented, "Despite the challenging market environment, Concho delivered excellent results that demonstrate the strength of our business, our high-quality asset base and our ability to execute. On October 19, we announced our intention to merge with ConocoPhillips. We look forward to closing the transaction in the first quarter of next year.”
Third-Quarter 2020 Results
Third-quarter 2020 oil production volumes averaged 201 thousand barrels per day (MBopd). Natural gas production for third-quarter 2020 averaged 716 million cubic feet per day (MMcfpd). The Company’s total production for third-quarter 2020 was 320 thousand barrels of oil equivalent per day (MBoepd).
Concho’s average realized price for oil and natural gas for third-quarter 2020, excluding the effect of commodity derivatives, was $39.23 per Bbl and $1.64 per Mcf, respectively.
For third-quarter 2020, controllable costs totaled $7.06 per Boe, representing a 27% decrease year over year. Controllable costs include production expenses (consisting of lease operating and workover expenses), cash general and administrative (G&A) expenses (which excludes non-cash stock-based compensation) and interest expense.
Cash flow from operating activities was $608 million, including $60 million in working capital changes. Operating cash flow before working capital changes (non-GAAP) was $668 million, exceeding third-quarter capital expenditures of $284 million, and resulting in free cash flow (non-GAAP) of $384 million. Capital expenditures refers to the Company’s additions to oil and natural gas properties on the Company’s condensed consolidated statements of cash flows.
At September 30, 2020, Concho had long-term debt of $3.9 billion with no outstanding debt maturities until January 2027, no debt outstanding under its credit facility and approximately $400 million in cash and cash equivalents.
Investor Conference Call
Due to the pending transaction with ConocoPhillips, which was announced on Monday, October 19, 2020, the Company will not host a conference call/webcast to review its third-quarter 2020 results.

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About Concho Resources

Concho Resources (NYSE: CXO) is one of the largest unconventional shale producers in the Permian Basin, with operations focused on safely and efficiently developing and producing oil and natural gas resources. We are working today to deliver a better tomorrow for our shareholders, people and communities. For more information about Concho, visit www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “enable,” “strategy,” “intend," “positioned,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal,” "target" or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, current plans, anticipated future developments, access to capital, market conditions, impacts of hedges, the impact of the COVID-19 pandemic and the actions taken by regulators and third parties in response to such pandemic and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors and other information discussed or referenced in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Information on Concho’s website is not part of this press release.

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Use of Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including adjusted net income, adjusted earnings per share, operating cash flow before working capital changes and free cash flow.

See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each of these non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP.

For future periods, the Company is unable to provide a reconciliation of free cash flow to the most comparable GAAP financial measures because the information needed to reconcile this measure is dependent on future events, many of which are outside management’s control. Additionally, estimating free cash flow to provide a meaningful reconciliation consistent with the Company’s policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking estimates of free cash flow are estimated in a manner consistent with the relevant definitions and assumptions noted herein.

INVESTOR RELATIONS
Megan P. Hays
Vice President of Investor Relations & Public Affairs
432.685.2533
Michael Healey
Manager of Investor Relations
432.818.1387
MEDIA
Mary T. Starnes
Manager of Public Affairs & Corporate Responsibility Strategy
432.221.0477

3

Concho Resources Inc.
Condensed Consolidated Balance Sheets
Unaudited

(in millions, except share and per share amounts)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$402	$70
Accounts receivable, net:
Oil and natural gas	392	584
Joint operations and other	130	304
Inventory	26	30
Derivative instruments	212	6
Prepaid costs and other	44	61
Total current assets	1,206	1,055
Property and equipment:
Oil and natural gas properties, successful efforts method	27,143	28,785
Accumulated depletion and depreciation	(16,643)	(7,895)
Total oil and natural gas properties, net	10,500	20,890
Other property and equipment, net	456	437
Total property and equipment, net	10,956	21,327
Deferred income taxes	19	—
Deferred loan costs, net	5	7
Goodwill	—	1,917
Intangible assets, net	16	17
Noncurrent derivative instruments	5	11
Other assets	330	398
Total assets	$12,537	$24,732
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$45	$53
Revenue payable	140	268
Accrued drilling costs	181	386
Derivative instruments	5	112
Other current liabilities	326	363
Total current liabilities	697	1,182
Long-term debt	3,856	3,955
Deferred income taxes	—	1,654
Noncurrent derivative instruments	47	7
Asset retirement obligations and other long-term liabilities	150	152
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 197,551,182 and 198,863,681 issued at September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	14,511	14,608
Retained earnings (accumulated deficit)	(6,573)	3,320
Treasury stock, at cost; 1,244,629 and 1,175,026 at September 30, 2020 and December 31, 2019, respectively	(151)	(146)
Total stockholders’ equity	7,787	17,782
Total liabilities and stockholders’ equity	$12,537	$24,732

4

Concho Resources Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Operating revenues:
Oil sales	$725	$1,023	$2,027	$3,007
Natural gas sales	109	92	203	339
Total operating revenues	834	1,115	2,230	3,346
Operating costs and expenses:
Oil and natural gas production	115	190	406	552
Production and ad valorem taxes	71	85	196	255
Gathering, processing and transportation	46	25	139	73
Exploration and abandonments	14	26	2,749	90
Depreciation, depletion and amortization	288	488	1,083	1,431
Accretion of discount on asset retirement obligations	2	3	6	8
Impairments of long-lived assets	—	20	7,772	888
Impairments of goodwill	—	81	1,917	81
General and administrative (including non-cash stock-based compensation of $18 and $20 for the three months ended September 30, 2020 and 2019, respectively, and $53 and $67 for the nine months ended September 30, 2020 and 2019, respectively)	70	75	204	254
(Gain) loss on derivatives, net	199	(397)	(1,056)	445
Net (gain) loss on disposition of assets and other	1	(303)	(99)	(302)
Total operating costs and expenses	806	293	13,317	3,775
Income (loss) from operations	28	822	(11,087)	(429)
Other income (expense):
Interest expense	(44)	(46)	(127)	(141)
Loss on extinguishment of debt	(24)	—	(24)	—
Other, net	5	4	(208)	311
Total other income (expense)	(63)	(42)	(359)	170
Income (loss) before income taxes	(35)	780	(11,446)	(259)
Income tax (expense) benefit	(26)	(222)	1,673	25
Net income (loss)	$(61)	$558	$(9,773)	$(234)
Earnings per share:
Basic net income (loss)	$(0.31)	$2.78	$(50.04)	$(1.18)
Diluted net income (loss)	$(0.31)	$2.78	$(50.04)	$(1.18)

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Concho Resources Inc.
Earnings per Share
Unaudited

The Company uses the two-class method of calculating earnings per share because certain of the Company’s unvested share-based awards qualify as participating securities.
The Company’s basic earnings (loss) per share attributable to common stockholders is computed as (i) net income (loss) as reported, (ii) less participating basic earnings (iii) divided by weighted average basic common shares outstanding. The Company’s diluted earnings (loss) per share attributable to common stockholders is computed as (i) basic earnings (loss) attributable to common stockholders, (ii) plus reallocation of participating earnings (iii) divided by weighted average diluted common shares outstanding.
The following table reconciles the Company’s income (loss) from operations and earnings (loss) attributable to common stockholders to the basic and diluted earnings (loss) used to determine the Company’s earnings (loss) per share amounts for the periods indicated under the two-class method:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net income (loss) as reported	$(61)	$558	$(9,773)	$(234)
Participating basic earnings (a)	—	(4)	(1)	(1)
Basic earnings (loss) attributable to common stockholders	(61)	554	(9,774)	(235)
Reallocation of participating earnings	—	—	—	—
Diluted earnings (loss) attributable to common stockholders	$(61)	$554	$(9,774)	$(235)

(a) Unvested restricted stock awards represent participating securities because they participate in nonforfeitable dividends or distributions with the common equity holders of the Company. Participating earnings represent the distributed and undistributed earnings of the Company attributable to the participating securities. Unvested restricted stock awards do not participate in undistributed net losses as they are not contractually obligated to do so.
The following table is a reconciliation of the basic weighted average common shares outstanding to diluted weighted average common shares outstanding for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Weighted average common shares outstanding:
Basic	195,323	199,448	195,311	199,272
Dilutive performance units	—	6	—	—
Diluted	195,323	199,454	195,311	199,272

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Concho Resources Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited

	Nine Months Ended September 30,
(in millions)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,773)	$(234)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	1,083	1,431
Accretion of discount on asset retirement obligations	6	8
Impairments of long-lived assets	7,772	888
Impairments of goodwill	1,917	81
Exploration and abandonments	2,726	68
Non-cash stock-based compensation expense	53	67
Deferred income taxes	(1,673)	(25)
Net gain on disposition of assets and other non-operating items	(104)	(591)
(Gain) loss on derivatives, net	(1,056)	445
Net settlements received from (paid on) derivatives	789	(57)
Loss on extinguishment of debt	24	—
Other	198	(6)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	326	(19)
Prepaid costs and other	18	(1)
Inventory	4	2
Accounts payable	(7)	16
Revenue payable	(129)	(20)
Other current liabilities	(41)	14
Net cash provided by operating activities	2,133	2,067
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(1,152)	(2,344)
Changes in working capital associated with oil and natural gas property additions	(156)	(41)
Acquisitions of oil and natural gas properties	(45)	(34)
Additions to property, equipment and other assets	(49)	(82)
Proceeds from the disposition of assets	6	393
Deposit for pending divestiture of oil and natural gas properties	—	93
Direct transaction costs for asset acquisitions and dispositions	(1)	(5)
Net cash used in investing activities	(1,397)	(2,020)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	345	2,680
Payments on credit facility	(345)	(2,527)
Issuance of senior notes, net	499	—
Repayments of senior notes	(600)	—
Debt extinguishment costs	(20)	—
Payments for loan costs	(4)	—
Payment of common stock dividends	(119)	(75)
Purchases of treasury stock	(5)	(15)
Purchases of common stock under share repurchase program	(150)	—
Decrease in book overdrafts	—	(104)
Other	(5)	(6)
Net cash used in financing activities	(404)	(47)
Net increase in cash and cash equivalents	332	—
Cash and cash equivalents at beginning of period	70	—
Cash and cash equivalents at end of period	$402	$—

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Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Production and operating data:
Net production volumes:
Oil (MBbl)	18,472	18,940	55,667	56,602
Natural gas (MMcf)	65,867	68,411	194,914	199,284
Total (MBoe)	29,450	30,342	88,153	89,816

Average daily production volumes:
Oil (MBbl)	201	206	203	207
Natural gas (MMcf)	716	744	711	730
Total (MBoe)	320	330	322	329

Average prices per unit: (a)
Oil, without derivatives (Bbl)	$39.23	$54.01	$36.41	$53.13
Oil, with derivatives (Bbl) (b)	$48.43	$52.84	$49.76	$51.85
Natural gas, without derivatives (Mcf)	$1.64	$1.34	$1.04	$1.70
Natural gas, with derivatives (Mcf) (b)	$1.68	$1.54	$1.27	$1.77
Total, without derivatives (Boe)	$28.27	$36.74	$25.29	$37.25
Total, with derivatives (Boe) (b)	$34.13	$36.46	$34.23	$36.60

Operating costs and expenses per Boe: (a)
Oil and natural gas production	$3.90	$6.26	$4.60	$6.14
Production and ad valorem taxes	$2.41	$2.79	$2.22	$2.84
Gathering, processing and transportation	$1.55	$0.82	$1.57	$0.81
Depreciation, depletion and amortization	$9.77	$16.07	$12.28	$15.93
General and administrative	$2.30	$2.50	$2.30	$2.82

(a)	Per unit and per Boe amounts calculated using dollars and volumes rounded to thousands.

(b)	Includes the effect of net cash receipts from (payments on) derivatives:

		Three Months Ended September 30,		Nine Months Ended September 30,
	(in millions)	2020	2019	2020	2019
	Net cash receipts from (payments on) derivatives:
	Oil derivatives	$171	$(21)	$744	$(72)
	Natural gas derivatives (c)	2	14	45	15
	Total	$173	$(7)	$789	$(57)

	The presentation of average prices with derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in the Company's condensed consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of the Company's commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.
	(c) Includes propane and natural gasoline price swaps.

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Concho Resources Inc.
Operational Activity
Unaudited

The tables below provide a summary of operational activity for third-quarter 2020:
Total Activity (Gross):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	43	49	24
Midland Basin	20	14	33
Total	63	63	57

Total Activity (Gross Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	15	29	18
Midland Basin	20	14	33
Total	35	43	51

Total Activity (Net Operated):

	Number of Wells Drilled	Number of Wells Completed	Number of Wells Put on Production
Delaware Basin	15	24	14
Midland Basin	20	12	29
Total	35	36	43

9

Concho Resources Inc.
Derivatives Information
Unaudited

The table below provides data associated with the Company’s derivatives at October 27, 2020, for the periods indicated:

	2020	2021					2022
	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total	Total
Oil Price Swaps – WTI: (a)
Volume (MBbl)	13,778	9,720	9,555	8,096	8,096	35,467	9,159
Price per Bbl	$52.11	$46.46	$46.61	$46.80	$46.80	$46.66	$42.21
Oil Price Swaps – Brent: (b)
Volume (MBbl)	2,727	1,890	1,684	1,518	1,518	6,610	1,825
Price per Bbl	$48.66	$41.43	$41.21	$40.82	$40.82	$41.09	$45.98
Oil Basis Swaps: (c)
Volume (MBbl)	11,192	7,650	7,735	7,636	7,636	30,657	6,570
Price per Bbl	$(0.69)	$0.50	$0.50	$0.50	$0.50	$0.50	$0.25
WTI Oil Roll Swaps: (d)
Volume (MBbl)	10,381	180	182	184	184	730	—
Price per Bbl	$(0.31)	$(0.18)	$(0.18)	$(0.18)	$(0.18)	$(0.18)	$—
Natural Gas Price Swaps: (e)
Volume (BBtu)	34,938	32,930	31,240	28,520	27,290	119,980	36,500
Price per MMBtu	$2.44	$2.64	$2.60	$2.57	$2.57	$2.60	$2.38
Natural Gas Basis Swaps – HH/EPP: (f)
Volume (BBtu)	26,370	27,250	25,780	23,920	22,690	99,640	45,610
Price per MMBtu	$(0.95)	$(0.62)	$(0.64)	$(0.61)	$(0.62)	$(0.62)	$(0.64)
Natural Gas Basis Swaps – HH/WAHA: (g)
Volume (BBtu)	8,280	9,000	8,490	8,280	8,280	34,050	16,410
Price per MMBtu	$(1.03)	$(0.73)	$(0.76)	$(0.63)	$(0.63)	$(0.69)	$(0.55)
Propane Price Swaps: (h)
Volume (gal)	81,144	—	—	—	—	—	—
Price per gal	$0.51	$—	$—	$—	$—	$—	$—
Natural Gasoline Price Swaps: (i)
Volume (gal)	36,708	—	—	—	—	—	—
Price per gal	$0.86	$—	$—	$—	$—	$—	$—

(a) These oil derivative contracts are settled based on the New York Mercantile Exchange (“NYMEX”) – West Texas Intermediate (“WTI”) calendar-month average futures price.
(b) These oil derivative contracts are settled based on the Brent calendar-month average futures price.
(c) The basis differential price is between Midland – WTI and Cushing – WTI. These contracts are settled on a calendar-month basis.
(d) These oil derivative contracts are settled based on differentials between the NYMEX – WTI prices for certain futures contracts.
(e) These natural gas derivative contracts are settled based on the NYMEX – Henry Hub last trading day futures price.
(f) The basis differential price is between NYMEX – Henry Hub and El Paso Permian.
(g) The basis differential price is between NYMEX – Henry Hub and WAHA.
(h) These contracts are settled based on the OPIS Mont Belvieu Propane (non-TET) calendar-month average futures price.
(i) These contracts are settled based on the OPIS Mont Belvieu Natural Gasoline (non-TET) calendar-month average futures price.

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Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited
The Company reports its financial results in accordance with the United States generally accepted accounting principles (GAAP). However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings per Share
The Company’s presentation of adjusted net income and adjusted earnings per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income and adjusted earnings per share represent earnings (loss) and diluted earnings (loss) per share determined under GAAP without regard to certain non-cash and special items. The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a consistent, comparable basis from period to period. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for earnings (loss) or diluted earnings (loss) per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.
The following table provides a reconciliation from the GAAP measure of net income (loss) to adjusted net income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2020	2019	2020	2019
Net income (loss) - as reported	$(61)	$558	$(9,773)	$(234)
Adjustments for certain non-cash and special items:
(Gain) loss on derivatives, net	199	(397)	(1,056)	445
Net cash received from (paid on) derivatives	173	(7)	789	(57)
Impairments of long-lived assets	—	20	7,772	888
Impairments of goodwill	—	81	1,917	81
Unproved impairments and leasehold abandonments	3	17	2,724	59
Loss on extinguishment of debt	24	—	24	—
Net (gain) loss on disposition of assets and other	2	(303)	(98)	(589)
(Gain) loss on equity method investments	(9)	—	186	(17)
Voluntary separation program costs (a)	6	—	33	—
Tax impact (b)	(89)	152	(2,334)	(165)
Changes in deferred taxes and other estimates	34	1	463	(6)
Adjusted net income	$282	$122	$647	$405
Earnings (loss) per diluted share - as reported	$(0.31)	$2.78	$(50.04)	$(1.18)
Adjustments for certain non-cash and special items per diluted share:
(Gain) loss on derivatives, net	1.01	(1.98)	(5.40)	2.24
Net cash received from (paid on) derivatives	0.88	(0.03)	4.04	(0.29)
Impairments of long-lived assets	—	0.10	39.78	4.44
Impairments of goodwill	—	0.40	9.81	0.41
Unproved impairments and leasehold abandonments	0.02	0.08	13.94	0.30
Loss on extinguishment of debt	0.12	—	0.12	—
Net (gain) loss on disposition of assets and other	0.01	(1.51)	(0.50)	(2.95)
(Gain) loss on equity method investments	(0.05)	—	0.95	(0.09)
Voluntary separation program costs	0.03	—	0.17	—
Tax impact	(0.45)	0.77	(11.95)	(0.83)
Changes in deferred taxes and other estimates	0.17	—	2.37	(0.03)
Adjusted earnings per diluted share	$1.43	$0.61	$3.29	$2.02
Adjusted earnings per share:
Basic earnings	$1.43	$0.61	$3.29	$2.02
Diluted earnings	$1.43	$0.61	$3.29	$2.02

(a) In May 2020, the Company offered employees who met certain eligibility criteria the option to participate in a voluntary separation program.
(b) Estimated using statutory tax rate in effect for the period.

11

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow ("OCF") Before Working Capital Changes and to Free Cash Flow
The Company provides OCF before working capital changes, which is a non-GAAP financial measure. OCF before working capital changes represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities, net of acquisitions and dispositions as determined in accordance with GAAP. The Company believes OCF before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends. Additionally, the Company provides free cash flow, which is a non-GAAP financial measure. Free cash flow is cash flow from operating activities before changes in working capital in excess of additions to oil and natural gas properties. The Company believes that free cash flow is useful to investors as it provides a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis.
The Company previously defined free cash flow for periods prior to 2020 as cash flow from operating activities before changes in working capital in excess of exploration and development costs incurred. Exploration and development costs incurred include those costs that are capitalized or charged to expense such as geological and geophysical costs and capitalized asset retirement costs. The Company’s new calculation better aligns with the way its industry peers compute free cash flow and can be derived directly from line items appearing on the Company’s statement of cash flows.
These non-GAAP measures should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF before working capital changes and to free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net cash provided by operating activities	$608	$665	$2,133	$2,067
Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	19	52	(326)	19
Prepaid costs and other	(2)	5	(18)	1
Inventory	(2)	(1)	(4)	(2)
Accounts payable	6	(11)	7	(16)
Revenue payable	33	25	129	20
Other current liabilities	6	(29)	41	(14)
Total working capital changes	60	41	(171)	8
Operating cash flow before working capital changes	$668	$706	$1,962	$2,075

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Operating cash flow before working capital changes	$668	$706	$1,962	$2,075
Additions to oil and natural gas properties	(284)	(645)	(1,152)	(2,344)
Free cash flow	$384	$61	$810	$(269)

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